EXHIBIT 99.1








                          STOCK PURCHASE AGREEMENT


                                    Among


                            COMPUDYNE CORPORATION

                         MICROASSEMBLY SYSTEMS, INC.

                               MARTIN ROENIGK

                                     and

                               ALAN MARKOWITZ



                               August 21, 1995

                          STOCK PURCHASE AGREEMENT

                              TABLE OF CONTENTS


ARTICLE I - TERMS OF PURCHASE; CLOSING . . . . . . . . . .                  1

     1.1  Purchase of Shares . . . . . . . . . . . . . . .                  1
     1.2  Purchase Price . . . . . . . . . . . . . . . . .                  1
     1.3  Closing  . . . . . . . . . . . . . . . . . . . .                  2
     1.4  Delivery of Stock Certificates . . . . . . . . .                  2


ARTICLE II - REPRESENTATIONS AND WARRANTIES OF
           THE COMPANY AND SELLERS . . . . . . . . . . . .                  2

     2.1  Organization and Standing of the Company . . . .                  2
     2.2  Capitalization . . . . . . . . . . . . . . . . .                  2
     2.3  Subsidiaries . . . . . . . . . . . . . . . . . .                  3
     2.4  Financial Statements . . . . . . . . . . . . . .                  3
     2.5  Absence of Certain Changes . . . . . . . . . . .                  3
     2.6  Real Property  . . . . . . . . . . . . . . . . .                  3
     2.7  Personal Property  . . . . . . . . . . . . . . .                  3
     2.8  Patents and Trademarks . . . . . . . . . . . . .                  4
     2.9  Insurance  . . . . . . . . . . . . . . . . . . .                  4
     2.10 Material Contracts . . . . . . . . . . . . . . .                  4
     2.11 Labor, Employment Agreements and
          Employee Benefits  . . . . . . . . . . . . . . .                  4
     2.12 Taxes  . . . . . . . . . . . . . . . . . . . . .                  5
     2.13 Litigation . . . . . . . . . . . . . . . . . . .                  5
     2.14 Authorization  . . . . . . . . . . . . . . . . .                  5
     2.15 No Breach or Default . . . . . . . . . . . . . .                  5
     2.16 Finders and Investment Bankers . . . . . . . . .                  6
     2.17 Investment . . . . . . . . . . . . . . . . . . .                  6
     2.18 No Distinctive Intent  . . . . . . . . . . . . .                  6
     2.19 Information  . . . . . . . . . . . . . . . . . .                  7
     2.20 Accredited Investor  . . . . . . . . . . . . . .                  7
     2.21 Experience . . . . . . . . . . . . . . . . . . .                  7


ARTICLE III - REPRESENTATIONS AND WARRANTIES OF BUYER  . .                  7

     3.1  Organization and Standing of the Buyer . . . . .                  7
     3.2  Capitalization . . . . . . . . . . . . . . . . .                  8
     3.3  Subsidiaries . . . . . . . . . . . . . . . . . .                  8
     3.4  Financial Statements . . . . . . . . . . . . . .                  8
     3.5  Absence of Certain Changes . . . . . . . . . . .                  9
     3.6  Real Property  . . . . . . . . . . . . . . . . .                  9
     3.7  Personal Property  . . . . . . . . . . . . . . .                  9
     3.8  Patents and Trademarks . . . . . . . . . . . . .                  9
     3.9  Insurance  . . . . . . . . . . . . . . . . . . .                  9
     3.10 Material Contracts . . . . . . . . . . . . . . .                  9
     3.11 Labor, Employment Agreements and
          Employee Benefits  . . . . . . . . . . . . . . .                 10
     3.12 Taxes  . . . . . . . . . . . . . . . . . . . . .                 10
     3.13 Litigation . . . . . . . . . . . . . . . . . . .                 10
     3.14 Authorization  . . . . . . . . . . . . . . . . .                 11
     3.15 No Breach or Default . . . . . . . . . . . . . .                 11
     3.16 Finders and Investment Bankers . . . . . . . . .                 11


ARTICLE IV - COVENANTS OF THE PARTIES  . . . . . . . . . .                 12

     4.1  Conduct of Business  . . . . . . . . . . . . . .                 12
     4.2  Access to Information  . . . . . . . . . . . . .                 13
     4.3  Expenses . . . . . . . . . . . . . . . . . . . .                 14
     4.4  Consents . . . . . . . . . . . . . . . . . . . .                 14
     4.5  Public Announcements . . . . . . . . . . . . . .                 14
     4.6  Sale of Suntec Division  . . . . . . . . . . . .                 14
     4.7  Appointment of Chairman and CEO  . . . . . . . .                 15
     4.8  Use of Proceeds from Sale of Notes . . . . . . .                 15

ARTICLE V - CONDITIONS TO OBLIGATION OF BUYER  . . . . . .                 15

     5.1  Representations and Warranties of
          the Company and the Sellers  . . . . . . . . . .                 15
     5.2  Covenants of the Company and Sellers . . . . . .                 15
     5.3  Good Standing Certificate  . . . . . . . . . . .                 15
     5.4  Certificates . . . . . . . . . . . . . . . . . .                 16
     5.5  Purchase of Notes  . . . . . . . . . . . . . . .                 16


ARTICLE VI - CONDITIONS TO OBLIGATIONS OF SELLERS  . . . .                 16

     6.1  Representations and Warranties of Buyer  . . . .                 16
     6.2  Covenants of Buyer . . . . . . . . . . . . . . .                 16
     6.3  Good Standing Certificate  . . . . . . . . . . .                 16
     6.4  Certificates . . . . . . . . . . . . . . . . . .                 17
     6.5  Sale of Notes  . . . . . . . . . . . . . . . . .                 17
     6.6  Opinion of Counsel for Buyer . . . . . . . . . .                 17
     6.7  Resignations of Directors;
          Election of Directors . . . . . . . . . . . . .                  17
     6.8  Issuance of CompuDyne Options  . . . . . . . . .                 17
     6.9  Issuance of Corcap Options . . . . . . . . . . .                 17
     6.10 Stock Management Agreements  . . . . . . . . . .                 17


ARTICLE VII - REGISTRATION RIGHTS  . . . . . . . . . . . .                 18

     7.1  Piggyback Registration Rights  . . . . . . . . .                 18
     7.2  Demand Registration Rights . . . . . . . . . . .                 19
     7.3  Restrictions on Public Sale  . . . . . . . . . .                 20
     7.4  Registration Expenses  . . . . . . . . . . . . .                 21
     7.5  Rule 144 . . . . . . . . . . . . . . . . . . . .                 21
     7.6  Other Registration Rights  . . . . . . . . . . .                 22
     7.7  Definition . . . . . . . . . . . . . . . . . . .                 22
     7.8  Other  . . . . . . . . . . . . . . . . . . . . .                 23


ARTICLE VIII - TERMINATION AND ABANDONMENT . . . . . . . .                 23

     8.1  Termination  . . . . . . . . . . . . . . . . . .                 23
     8.2  Procedure and Effect of Termination  . . . . . .                 23


ARTICLE IX - SURVIVAL OF REPRESENTATIONS AND
             WARRANTIES; INDEMNIFICATION . . . . . . . .                   23

     9.1  Survival of Representations and Warranties;
          Covenants  . . . . . . . . . . . . . . . . . . .                 23
     9.2  Indemnification  . . . . . . . . . . . . . . . .                 24
     9.3  Conditions of Indemnification  . . . . . . . . .                 24
     9.4  Limitations on Indemnification . . . . . . . . .                 25


ARTICLE X - MISCELLANEOUS PROVISIONS . . . . . . . . . . .                 25

     10.1 Amendment and Modification . . . . . . . . . . .                 25
     10.2 Notices  . . . . . . . . . . . . . . . . . . . .                 25
     10.3 Assignment . . . . . . . . . . . . . . . . . . .                 26
     10.4 Governing Law  . . . . . . . . . . . . . . . . .                 27
     10.5 Counterparts . . . . . . . . . . . . . . . . . .                 27
     10.6 Headings . . . . . . . . . . . . . . . . . . . .                 27
     10.7 Entire Agreement . . . . . . . . . . . . . . . .                 27



SCHEDULES


EXHIBITS

                          STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement (the "Agreement") is made as of this 21st day of August, 1995, by and among COMPUDYNE CORPORATION, a Pennsylvania corporation ("Buyer"), MICROASSEMBLY SYSTEMS, INC., a Connecticut corporation (the "Company"), MARTIN ROENIGK, a Connecticut resident ("Roenigk"), and ALAN MARKOWITZ, a Pennsylvania resident ("Markowitz") (Roenigk and Markowitz are collectively referred to herein as the "Sellers").


                            W I T N E S S E T H:

          WHEREAS, Sellers own all of the issued and outstanding capital stock of the Company and each Seller desires to sell all of the Common Stock, par value $.10 per share (the "MASI Common Stock"), owned by him as set forth on Schedule A hereto, on the terms and conditions set forth herein.

          WHEREAS, Buyer desires to purchase all of the outstanding capital stock of the Company from the Sellers on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, the parties hereto agree as follows:


                                  ARTICLE I

                         TERMS OF PURCHASE; CLOSING


1.1 Purchase of Shares. On the basis of the representations, warranties and agreements, and upon the terms and conditions herein set forth, Buyer agrees to purchase from each Seller, and each Seller, severally and not jointly, agrees to sell and deliver to Buyer on the Closing Date (as defined in Section 1.3) the respective number of shares of MASI Common Stock set forth opposite the name of each Seller on Schedule A hereto, being all of the outstanding capital stock of the Company (the "Shares") at the purchase price set forth below.

1.2 Purchase Price. The purchase price for the shares shall be paid in shares of a newly created class of Preference Stock of the Buyer, designated Convertible Preference Stock, Series D, no par value (the "Preference Stock"), at a price of 757.488 shares of Preference Stock for each share of MASI Common Stock surrendered by the Sellers; each Seller to receive the number of shares of Preference Stock set forth opposite his name on Schedule A hereto. The Preference Stock shall have the terms and designations as set forth on Exhibit 1.2 hereto.

1.3 Closing. The consummation of the transactions contemplated by this Agreement shall take place at a Closing to be held at Tyler Cooper & Alcorn, 35th Floor, CityPlace, Hartford, Connecticut at 11:00 a.m. on August 21, 1995, or on such other date as the parties may agree upon in writing. The date and hour of Closing is referred to in this Agreement as the "Closing Date."

1.4 Delivery of Stock Certificates. On the Closing Date, each Seller shall deliver certificates for the Shares to be sold by such Seller hereunder duly endorsed in blank, or accompanied by stock powers duly executed in blank, with all applicable stock transfer tax stamps properly affixed, to the Buyer and the Buyer shall deliver certificates for the Preference Stock to be issued by the Buyer registered in the names of the Sellers as they may designate at least 10 days prior to the Closing Date.


                                 ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS

     With respect to Section 2.1 through 2.16, Markowitz, to the best of his knowledge, Roenigk and the Company, severally and not jointly based upon the percentage of Preference Stock each Seller owns, represent and warrant to Buyer and, with respect to Sections 2.17 through 2.21, each Seller, severally and not jointly based upon the percentage of Preference Stock each Seller owns, represents and warrants to Buyer, as follows:

2.1 Organization and Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, with corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to qualify would have a material adverse effect on its business and operations taken as a whole.

2.2 Capitalization. The authorized capital stock consists of 20,000 shares of MASI Common Stock, par value $0.10 per share, of which 1,664 shares are validly issued and outstanding, fully paid and nonassessable. No shares are held in the Company's treasury. All of the outstanding shares of MASI Common Stock are owned of record and beneficially by Sellers, free and clear of any lien, charge or encumbrance. There are no outstanding options, warrants, rights or other agreements or commitments providing for the issuance of, nor any securities convertible into capital stock of the Company.

2.3 Subsidiaries. The Company does not own directly or indirectly either an equity or debt interest in any corporation, partnership or express written trust.

2.4 Financial Statements. The balance sheets of the Company as of December 31, 1994 and 1993 and the related statements of income (loss) and accumulated deficit and cash flows for the years ended December 31, 1994 and 1993 previously furnished to Buyer, present fairly the financial position of the Company at the dates, and the results of operations of the Company for the periods, stated therein in conformity with generally accepted accounting principles applied on a consistent basis. The balance sheet of the Company as of June 30, 1995 and the related operating statement for the six month period ended June 30, 1995 previously furnished to Buyer present fairly the financial position of the Company at the dates, and the results of operations of the Company for the periods, stated therein. The date June 30, 1995 is sometimes referred to in this Agreement as the "Financials Date."

2.5 Absence of Certain Changes. Since the Financials Date, there has not been any material adverse change in the business or financial condition of the Company.

2.6 Real Property. The Company has good and marketable fee simple title to or valid leasehold interests in all of the real property which it occupies or uses in its operations, including the plants, buildings and improvements thereon, free and clear of all encumbrances, liens and charges of every kind and character other than: (i) the lien of current state and local property taxes not in default, (ii) the encumbrances, liens and charges set forth in the balance sheet as of the Financials Date or in Schedule 2.6, and (iii) such other minor liens, encumbrances, easements, rights of way, restrictions, exceptions, reservations, limitations, burdens and other imperfections as do not materially detract from the value of such real property or impair its use for the purposes for which it is now employed, or materially affect the validity of the title thereto, and all leases or subleases under which it claims or holds leasehold interests (all of which are listed on Schedule 2.6) are currently in effect and there is not, under any of such instruments, any existing default or event of default which with notice or lapse of time, or both, would constitute a default.

2.7 Personal Property. The Company has good and marketable title to all personal tangible and intangible property reflected in the balance sheet as of the Financials Date, except for such changes in such personal tangible and intangible property made since the Financials Date in the ordinary course of business, free and clear of all encumbrances, liens or charges of any kind or character other than encumbrances, liens or charges
     (i) incurred in the ordinary course of the business of the Company or (ii) set forth in the balance sheet as of the Financials Date.

2.8 Patents and Trademarks. Except as disclosed in Schedule 2.8, the Company owns or possesses licenses or other rights to use all patents, trademarks and tradenames necessary to conduct the business now being conducted by the Company, each of which is listed on Schedule 2.8, and neither Seller nor the Company has engaged in any conduct which could give rise to termination or suspension of same. Neither Seller nor the Company has received any notice of conflict with any asserted rights of others.

2.9  Insurance.  The Company maintains insurance adequate for its operations.

2.10 Material Contracts. Except for agreements, plans or obligations referred to in Section 2.11 and leases referred to in Section 2.6, Schedule 2.10 contains a complete list identifying all outstanding contracts, purchase orders, agreements, leases (whether as landlord or tenant), indentures, loan agreements, notes, mortgages and undertakings to which the Company is a party or to which any of its properties is subject, other than any individual contracts, purchase orders, agreements or leases of personal property which involve payments by or to the Company of less than $50,000. Except for immaterial defaults in contracts and agreements with customers and suppliers which are consistent with past practice, in the ordinary course of business and which are known to, and not objected to by, the other party thereto, no event has occurred which with or without notice, lapse of time, or both places the Company in default under any such contract, purchase order, license, agreement, lease, indenture, loan agreement, note, mortgage, or undertaking and the Company has no knowledge of any default by any other party thereto.

2.11 Labor, Employment Agreements and Employee Benefits. Except for (i) the contracts, agreements or plans referred to in Schedule 2.11, (ii) personnel practices and policies in the ordinary course of business which are not customarily embodied in formal plans or arrangements and which, to the extent the same have been described in writing, are listed on
     Schedule 2.11 and (iii) personnel practices and policies required by statutory or regulatory authority, the Company is not a party to or bound by any employment agreement, consulting agreement, shareholders' agreement, voting trust agreement, collective bargaining agreement, executive compensation agreement, deferred compensation agreement, pension plan, retirement plan, profit-sharing plan, stock purchase plan, stock option plan, group life insurance, hospitalization insurance, vacation pay, severance pay or any other similar agreements or employee benefit plans. Neither the Company, nor, to the knowledge of the Company and each Seller, any other party to any such agreement or plan, is in breach thereof or default thereunder, and no event has occurred that with the passage of time or the giving of notice, or both, would constitute such a breach or default.

2.12 Taxes. The Company has filed all tax and similar returns and has paid or provided for the payment of all taxes and assessments due. The Company has no knowledge of any claims for taxes which might become a lien upon its assets.

2.13 Litigation. Except as set forth in Schedule 2.13, there is no suit, action or legal, administrative, arbitration or other proceeding pending, or, to the best knowledge of the Company and each Seller, threatened, filed, initiated by or against the Company that would result in any material adverse change in the business or financial condition of the Company.

2.14 Authorization. The Company has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of the Company and its shareholders, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and each Seller and constitutes a valid and binding agreement of the Company and each Seller. No filing with, and no permit, authorization, consent or approval of any public body or authority, the absence of which would, either individually or in the aggregate, have a material adverse effect on the business or financial condition of the Company, is necessary for the consummation by the Company and the Sellers of the transactions contemplated by this Agreement.

2.15 No Breach or Default. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or By-laws of the Company, (ii) violate any statute, rule, regulation, order or decree of any public body or authority of the United States or any state or municipality thereof by which Seller or the Company or any of their respective properties is bound, which violation or violations either individually or in the aggregate would have a material adverse affect on the business or financial condition of the Company, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any license, franchise, permit, indenture, agreement, shareholders' agreement, voting trust agreement or other instrument to which any of the Sellers or the Company is a party, or by which any of them or any of their respective properties is bound which violation, breach or default either individually or in the aggregate would have a material adverse effect on the business or financial condition of the Company.

2.16 Finders and Investment Bankers. Neither Seller, the Company nor any of its officers, directors or agents has employed any broker or finder or incurred any liability that is or would be an obligation of the Company or the Buyer for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

2.17 Investment. Each Seller is acquiring the Preference Stock and the Notes referred to in Section 5.5 hereof (the Preference Stock and the Notes are collectively referred to herein as the "Securities"), and Roenigk is acquiring the CompuDyne Options referred to in Section 6.7 hereof and the Corcap Options referred to in Section 6.8 hereof (the CompuDyne Options and the Corcap Options are collectively referred to herein as the "Options"), for his own account as principal and not with a view to, or for, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities or Options.

2.18 No Distributive Intent. Neither Seller will sell or otherwise transfer any Securities or Options without registration under the Securities Act of 1933, as amended (the "Act"), and under applicable state securities or "blue sky" laws, or pursuant to an exemption therefrom. Each Seller fully understands and agrees that he must bear the economic risk of the Securities and Options for an indefinite period of time because, among other reasons, neither the Securities nor the Options have been registered under the Act or under the securities laws of any state and, therefore, they cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or an exemption from such registration is available. Each certificate for the Securities and Options will be imprinted with a legend in substantially the following form:

          The security evidenced hereby has not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold, transferred, assigned, pledged or otherwise distributed for value unless (a) there is an effective registration statement under such act and applicable state securities laws covering such securities or (b) the Corporation receives an opinion of counsel for the holder of these securities acceptable to the Corporation (concurred in by counsel for the Corporation) stating that such sale, transfer, assignment, pledge or distribution is exempt from the registration and prospectus delivery requirements of such Act and such state laws and that such sale, transfer, assignment, pledge or distribution will not cause the original issuance of such securities by the Corporation to be in violation of the registration and prospectus delivery requirements of such Act or such state laws.

2.19 Information. Each Seller has received and reviewed a copy of the Buyer's Annual Reports filed on Form 10-K, Quarterly Reports filed on Form 10-Q and Current Reports filed on Form 8-K for the past two years. Each Seller has been granted the opportunity to ask questions of, and receive answers from, officers and employees of the Buyer and its subsidiaries concerning the Buyer and has been granted full access to the books and records of the Buyer, as Sellers deem necessary to make an informed investment decision.

2.20 Accredited Investor. Each Seller has read the text of Rule 501(a)(1)-(8) of Regulation D under the Act, and confirms that he is an "accredited investor" as described thereby.

2.21 Experience. Each Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the purchase of the Securities and Options.


                                 ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Company and each Seller as follows:

3.1 Organization and Standing of the Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania, with corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to qualify would have a material adverse effect on its business and operations taken as a whole.

3.2 Capitalization. The authorized capital stock consists of (i) 200,000 shares of Preferred Stock, par value $100.00 per share, none of which are issued and outstanding, (ii) 2,000,000 shares of Preference Stock, without par value, none of which are validly issued and outstanding except that 1,260,460 shares of Preference Stock, Series D, have been reserved for issuance pursuant to this Agreement, and (iii) 10,000,000 shares of common stock, par value $.75 per share (the "CompuDyne Common Stock"), of which 1,749,622 are validly issued and outstanding, fully paid and nonassessable and 1,260,460 have been reserved for issuance upon conversion of the Preference Stock and 266,667 have been reserved for issuance upon conversion of the Notes, as defined in Section 5.5 hereof. No shares are held in the Buyer's treasury.

3.3 Subsidiaries. Except as disclosed in Schedule 3.3, the Buyer does not own directly or indirectly either an equity or debt interest in any corporation, partnership or express written trust. Each subsidiary listed on Schedule 3.3 is a corporation duly organized, validly existing and in good standing under its respective state of incorporation, with corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to qualify would have a material adverse effect on its respective business and operations taken as a whole. Buyer owns all of the issued and outstanding stock of each such subsidiary.

3.4 Financial Statements. The balance sheets of the Buyer as of December 31, 1994 and 1993 and the related statements of income, changes in financial position and stockholders' equity for the years ended December 31, 1994 and 1993 previously furnished to Buyer, present fairly the financial position of the Buyer at the dates, and the results of operations of the Buyer for the periods, stated therein in conformity with generally accepted accounting principles applied on a consistent basis. The balance sheet of Buyer as of June 30, 1995 and the related statement of income for the six-month period ended June 30, 1995 previously furnished to the Company and the Sellers present fairly the financial position of Buyer at the dates, and the results of operations of Buyer for the periods, stated therein.

3.5 Absence of Certain Changes. Except as provided in Schedule 3.5, since the Financials Date, there has not been any material adverse change in the business or financial condition of the Buyer or any of its subsidiaries.

3.6 Real Property. Buyer has good and marketable fee simple title to or valid leasehold interests in all of the real property which it occupies or uses in its operations, including the plants, buildings and improvements thereon, free and clear of all encumbrances, liens and charges of every kind and character other than: (i) the lien of current state and local property taxes not in default, (ii) the encumbrances, liens and charges set forth in the balance sheet as of the Financials Date or in Schedule 3.6, and (iii) such other minor liens, encumbrances, easements, rights of way, restrictions, exceptions, reservations, limitations, burdens and other imperfections as do not materially detract from the value of such real property or impair its use for the purposes for which it is now employed, or materially affect the validity of the title thereto, and all leases or subleases under which it claims or holds leasehold interests (all of which are listed on Schedule 3.6) are currently in effect and there is not, under any of such instruments, any existing default or event of default which with notice or lapse of time, or both, would constitute a default.

3.7 Personal Property. Buyer has good and marketable title to all personal tangible and intangible property reflected in the balance sheet as of the Financials Date, except for such changes in such personal tangible and intangible property made since the Financials Date in the ordinary course of business, free and clear of all encumbrances, liens or charges of any kind or character other than encumbrances, liens or charges (i) incurred in the ordinary course of the business of Buyer or (ii) set forth in the balance sheet as of the Financials Date.

3.8 Patents and Trademarks. Except as disclosed in Schedule 3.8, Buyer owns or possesses licenses or other rights to use all patents, trademarks and tradenames necessary to conduct the business now being conducted by Buyer, each of which is listed on Schedule 3.8, and has not engaged in any conduct which could give rise to termination or suspension of same. Buyer has not received any notice of conflict with any asserted rights of others.

3.9  Insurance.  Buyer maintains insurance adequate for its operations.

3.10 Material Contracts. Except for agreements, plans or obligations referred to in Section 3.11 and leases referred to in Section 3.6, Schedule 3.10 contains a complete list identifying all outstanding contracts, purchase orders, agreements, leases (whether as landlord or tenant), indentures, loan agreements, notes, mortgages and undertakings to which Buyer is a party or to which any of its properties is subject, other than any individual contracts, purchase orders, agreements or leases of personal property which involve payments by or to Buyer of less than $50,000. Except for immaterial defaults in contracts and agreements with customers and suppliers which are consistent with past practice, in the ordinary course of business and which are known to, and not objected to by, the other party thereto, no event has occurred which with or without notice, lapse of time, or both places the Buyer in default under any such contract, purchase order, license, agreement, lease, indenture, loan agreement, note, mortgage, or undertaking and Buyer has no knowledge of any default by any other party thereto.

3.11 Labor, Employment Agreements and Employee Benefits. Except for (i) the contracts, agreements or plans referred to in Schedule 3.11, (ii) personnel practices and policies in the ordinary course of business which are not customarily embodied in formal plans or arrangements and which, to the extent the same have been described in writing, are listed on
     Schedule 3.11 and (iii) personnel practices and policies required by statutory or regulatory authority, Buyer is not a party to or bound by any employment agreement, consulting agreement, shareholders' agreement, voting trust agreement, collective bargaining agreement, executive compensation agreement, deferred compensation agreement, pension plan, retirement plan, profit-sharing plan, stock purchase plan, stock option plan, group life insurance, hospitalization insurance, vacation pay, severance pay or any other similar agreements or employee benefit plans. Neither Buyer, nor, to the knowledge of Buyer, any other party to any such agreement or plan, is in breach thereof or default thereunder, and no event has occurred that with the passage of time or the giving of notice, or both, would constitute such a breach or default.

3.12 Taxes. Buyer and each subsidiary has filed all tax and similar returns and has paid or provided for the payment of all taxes and assessments due. The Buyer has no knowledge of any claims for taxes which might become a lien upon its assets.

3.13 Litigation. Except as set forth in Schedule 3.13, there is no suit, action or legal, administrative, arbitration or other proceeding pending, or, to the best knowledge of Buyer, threatened, filed, initiated by or against the Buyer or any of its subsidiaries that would result in any material adverse change in the business or financial condition of Buyer.

3.14 Authorization. Buyer has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including without limitation the Preference Stock and the Notes. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including without limitation the Preference Stock and the Notes, have been duly and validly authorized and approved by the Board of Directors of Buyer, and no other corporate proceedings on the part of Buyer, including approval by its shareholders, are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, including without limitation the Preference Stock and the Notes. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer. No filing with, and no permit, authorization, consent or approval of any public body or authority, the absence of which would, either individually or in the aggregate, have a material adverse effect on the business or financial condition of Buyer, is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

3.15 No Breach or Default. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including without limitation the Preference Stock and the Notes, will not (i) violate any provision of the Certificate of Incorporation or By-laws of Buyer, (ii) violate any statute, rule, regulation, order or decree of any public body or authority of the United States or any state or municipality thereof by which Buyer, its subsidiaries or any of their respective properties are bound, which violation or violations either individually or in the aggregate would have a material adverse affect on the business or financial condition of Buyer, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any license, franchise, permit, indenture, agreement, shareholders' agreement, voting trust agreement or other instrument to which Buyer or any of its subsidiaries is a party, or by which it or their respective properties are bound which violation, breach or default either individually or in the aggregate would have a material adverse effect on the business or financial condition of Buyer.

3.16 Finders and Investment Bankers. Neither Buyer nor any of its officers, directors or agents has employed any broker or finder or incurred any liability that is or would be an obligation of the Company or the Buyer for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.


                                 ARTICLE IV

                          COVENANTS OF THE PARTIES

4.1 Conduct of Business. During the period from the date of this Agreement to the Closing Date, each of the Company and the Buyer shall conduct their respective operations according to their ordinary and usual course of business, and each of the Company and the Buyer shall use their respective best efforts to keep available the services of officers and employees of the Company and the Buyer, as the case may be, and to maintain satisfactory relationships with licensors, suppliers, distributors, customers and others having business relations with the Company and the Buyer, as the case may be. Without limiting the generality of the foregoing, and except as otherwise expressly provided or disclosed in this Agreement or any Schedules, prior to the Closing Date, without the prior written consent of the other parties hereto, neither the Company nor the Buyer shall:

          (a) amend their respective Certificates of Incorporation or By-laws, except that the Buyer shall amend its Certificate of Incorporation to provide for the Preference Stock;

          (b) issue, sell or agree to issue or sell any capital stock of any class or any options, warrants, rights to purchase any capital stock of any class or any securities convertible into shares of capital stock of any class, except as contemplated by this Agreement and, with respect to the Buyer, except as may be required pursuant to Stock Purchase Agreements, dated as of August 1, 1993, between the Buyer and each of certain members of Buyer's management;

          (c) create, incur or assume any short-term or long-term debt, or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other individuals, firm or corporation, except in the ordinary course of business and except as contemplated by this Agreement;

          (d) (i) pay or agree to pay any bonuses or make or agree to make any increase in the rate of wages, salaries, or other remuneration of any of its officers or salaried employees; or (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangements to any such director, officer or employee, whether past or present or, (iii) hire, fire or change the job title or job description of any salaried personnel, except as contemplated by this Agreement or as set forth in Schedule 4.1;


          (e) sell, transfer, mortgage, lease or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, lease or otherwise dispose of or encumber, any properties, real, personal or mixed, in excess of $10,000, except as contemplated by this Agreement;

          (f) enter into or modify in any material respect any material obligation, agreement, commitment or contract, including strategic partnering or venture arrangements, or make any further additions to their respective properties or further purchases of machinery or equipment (other than as provided for in agreements or commitments existing at the date of this Agreement), except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business consistent with past practice and not in excess of current requirements;

          (g) enter into any letter of intent, commitment or agreement to merge, consolidate or sell substantially all of their respective assets, enter into any partnership or joint venture, enter into, effect or consent to a plan of dissolution, liquidation or other agreement with creditors, or affect any other fundamental change in their respective businesses; or

          (h) enter into any agreement or contract, written or verbal, for sales in excess of $25,000 at any one time or over a period of time.

          Any disputes between the Company and the Sellers on the one hand and the Buyer on the other with regard to this Section 4.1 shall be resolved by Millard Pryor, a director of the Buyer, whose determination shall be final and binding on the parties hereto.

4.2 Access to Information. (a) Between the date of this Agreement and the Closing Date, the Company and the Buyer will give to one another and their respective authorized representatives reasonable access to all plants, offices, warehouses and other facilities and to all books and records of the Company and the Buyer, as the case may be, will permit one another to make such inspections thereof as may be reasonably required and will cause their respective officers to furnish one another with such financial and operating data and other information with respect to their respective businesses and properties as may from time to time be reasonably requested, provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the Buyer's and the Company's respective businesses.


          (b) Each party hereto will hold and will cause its representatives, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of their respective counsels, by other requirements of law, and each party hereto will not and will cause its representatives, consultants and advisors not to use in any manner except as contemplated by this Agreement, all documents and information concerning the Company or the Buyer, as the case may be, furnished to the Company, the Buyer, the Sellers or their representatives, as the case may be, in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except their respective auditors, attorneys, financial advisors and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, the obligations of confidentiality and non-use set forth herein shall continue. The parties hereby agree that Miles Jennings has served as a representative of the Company and is thereby subject to the provisions of this Section 4.2(b).

4.3 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, provided, however, that if the transactions contemplated by this Agreement are not consummated, the Company shall pay one-half of the fees and expenses of Tyler Cooper & Alcorn, Buyer's counsel, charged in connection with this transaction.

4.4 Consents. Buyer and Seller each will use their best efforts to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

4.5 Public Announcements. Buyer, Sellers and the Company will use their best efforts to consult with one another before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein. Buyer shall use its best efforts to ensure that Corcap, Inc., a Nevada corporation and holder of 38.3% of the issued and outstanding shares of the Buyer ("Corcap"), will similarly comply with this Section 4.5.

4.6 Sale of Suntec Division. On, or as soon as practicable after, the Closing Date, the Buyer shall sell the assets of its Suntec Division to Norman Silberdick, Chairman and Chief Executive Officer of the Buyer. The terms of the sale shall be substantially as set forth in the Asset Purchase and Sale Agreement attached hereto as Exhibit 4.6.


4.7 Appointment of Chairman and CEO of Buyer. Upon the execution of this Agreement, Buyer shall cause Norman Silberdick, the Chairman and Chief Executive Officer of Buyer, to tender his resignation to the Board of Directors of the Buyer effective immediately after the Closing. The Board of Directors of the Buyer shall elect Roenigk to succeed Mr. Silberdick in such positions at the Buyer effective immediately after the Closing.

4.8 Use of Proceeds from Sale of Notes. After the Closing, Buyer shall use the proceeds from the sale of the Notes, as described in Section 5.5 hereof, for working capital purposes in the operations of the Buyer. Such proceeds shall not be used for working capital purposes in the operations of the Company.


                                  ARTICLE V

                      CONDITIONS TO OBLIGATION OF BUYER

     The obligation of Buyer to effect the transactions contemplated by this Agreement is subject to satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by Buyer:

5.1 Representations and Warranties of the Company and the Sellers. Except as otherwise permitted by this Agreement, all representations and warranties of the Company and the Sellers contained in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such date. All Schedules to this Agreement relating to the Seller shall also be true on the Closing Date, except as permitted by this Agreement.

5.2 Covenants of the Company and Sellers. The Company and the Sellers shall have performed or satisfied all covenants and obligations required by this Agreement to be performed or satisfied by Seller on or prior to the Closing Date.

5.3 Good Standing Certificate. The Company and the Sellers shall have furnished to Buyer a good standing certificate and a copy of the Certificate of Incorporation, including amendments, of the Company, each certified by the Secretary of State of the State of Connecticut. The Secretary of the Company shall certify that neither the Board of Directors nor its shareholders has approved any resolution approving any amendment to the Certificate of Incorporation since the filing of the latest amendment to such Certificate.


5.4 Certificates. The Company and Sellers shall have furnished Buyer such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Article V as Buyer may reasonably request. Each of Roenigk and Markowitz shall have furnished Buyer with a certificate executed by each of them in their individual capacity and not as officers of the Company as to the accuracy of the representations and warranties of the Company (Markowitz may certify as to the accuracy of the representations and warranties to the best of his knowledge) and each of them contained in this Agreement and such other matters as Buyer may reasonably request.

5.5 Purchase of Notes. The Sellers, or their designees, shall have purchased from the Buyer on the Closing Date Senior Convertible Promissory Notes (the "Notes") in the aggregate principal amount of $400,000. The Notes shall be in the form attached hereto as Exhibit 5.5.


                                 ARTICLE VI

                    CONDITIONS TO OBLIGATIONS OF SELLERS

     The obligations of the Sellers and the Company to effect the transactions contemplated by this Agreement are subject to satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company and the Sellers:

6.1 Representations and Warranties of Buyer. Except as otherwise permitted by this Agreement, all representations and warranties of Buyer contained in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such date. All Schedules to this Agreement relating to the Buyer shall also be true on the Closing Date, except as permitted by this Agreement.

6.2 Covenants of Buyer. Buyer shall have performed or satisfied all of its respective covenants and obligations required by this Agreement to be performed or satisfied by Buyer on or prior to the Closing Date.

6.3 Good Standing Certificate. Buyer shall have furnished to Seller a good standing certificate and a copy of the Certificate of Incorporation, including amendments, of the Buyer, each certified by the Secretary of State of the Commonwealth of Pennsylvania. The Secretary of the Buyer shall certify that neither the Board of Directors nor its shareholders has approved any resolution approving any amendment to the Certificate of Incorporation since the filing of the latest amendment to such Certificate.

6.4 Certificates. Buyer shall have furnished Sellers such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Article VI as the Company and the Sellers may reasonably request.

6.5 Sale of Notes. The Buyer shall have sold to the Sellers on the Closing Date the Notes.

6.6 Opinion of Counsel for Buyer. Sellers shall have received from Tyler Cooper & Alcorn and Connolly Epstein Chicco Foxman Engelmeyer & Ewing, counsel for Buyer, opinions dated the Closing Date, in form and substance reasonably satisfactory to Seller in the form attached to this Agreement as Exhibit 6.6(a) and 6.6(b), respectively.

6.7 Resignation of Directors; Election of Directors. Sellers shall have received resignations, effective immediately after the Closing, of Norman Silberdick as a director of each of Buyer and Corcap. The remaining directors of each of the Buyer and Corcap shall have elected Roenigk to fill such vacancies, effective immediately after the Closing, created by such resignations in accordance with the respective By-laws of the Buyer and Corcap. Each of the Buyer and Corcap shall have increased the size of the Board by one director and each shall have elected Markowitz to fill such vacancy in accordance with the respective By-laws of the Buyer and Corcap.

6.8 Issuance of CompuDyne Options. Roenigk shall have received from the Buyer options (the "CompuDyne Options") to purchase 200,000 shares of CompuDyne Common Stock at a price of $1.50 per share as set forth in Exhibit 6.7 hereto.

6.9 Issuance of Corcap Options. Roenigk shall have received from Corcap options, exercisable on or before the first anniversary of the Closing Date, to purchase 300,000 shares of common stock of Corcap at a price of $0.15 per share and options, exercisable on or before the tenth anniversary of the Closing Date, to purchase an additional 150,000 shares of common stock of Corcap at a price of $0.15 per share, as set forth in
     Exhibit 6.9 hereto (all such options granted by Corcap are collectively referred to herein as the "Corcap Options").

6.10 Stock Management Agreements. Buyer shall have delivered to Sellers, executed waivers from each party to Stock Purchase Agreements, dated as of August 1, 1993, between the Buyer and Messrs. Silberdick, Blackmon and Manz and Ms. Burns of their rights pursuant to Section 3 thereto.


                                 ARTICLE VII

                             REGISTRATION RIGHTS

7.1  Piggyback Registration Rights.

          (a) Right to Piggyback. Whenever the Buyer proposes to register any shares of CompuDyne Common Stock (or securities convertible into or exchangeable or exercisable for CompuDyne Common Stock) under the Securities Act (a "Proposed Registration"), and the registration form to be used may be used for the registration of the Registrable Securities as defined in Section 7.7 below (a "Piggyback Registration"), the Buyer will give prompt written notice to each holder of record of the Preference Stock and the Notes (the "Securityholders") at his address as the same shall appear on the books of the Buyer of the Buyer's intention to effect such a registration. Such notice will specify among other things the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and will, subject to paragraph 7.1(b) below, offer to include in such Piggyback Registration all Registrable Securities with respect to which the Buyer has received written requests for inclusion therein within 15 business days after receipt of the Buyer's notice. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been received within such 15-day period will be registered by the Buyer and offered to the public pursuant to this
     Article VII on the same terms and subject to the same conditions applicable to the registration in a Proposed Registration of such shares of CompuDyne Common Stock (or securities convertible into or exchangeable or exercisable for CompuDyne Common Stock) to be sold by the Buyer or by the person selling under such Proposed Registration.

          (b) Priority on Piggyback Registrations. If the managing underwriter or underwriters, if any, advise the holders of Registrable Securities in writing that in its or their opinion, or, in the case of a Piggyback Registration not being underwritten, the Buyer shall reasonably determine (and notify the holders of Registrable Securities of such determination) after consultation with an investment banker or advisor of nationally recognized standing, that the number or kind of securities proposed to be sold in such registration (including Registrable Securities to be included in paragraph 7.1(a) above) will adversely affect the success of such offering, the Buyer will include in such registration the number of securities, if any, which, in the opinion of such underwriter or underwriters, or the Buyer, as the case may be, can be sold as follows:
     (i) first, the shares of CompuDyne Common Stock the Buyer proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Securityholders, and (iii) third, other shares of CompuDyne Common Stock held by persons other than the Securityholders requested to be included in such registration, provided, however, that any Piggyback Registration must include a minimum number of shares of Registrable Securities equal to the product obtained by multiplying (i) the number of shares being registered in the Proposed Registration by (ii) a fraction, the numerator of which is the number of Registrable Securities and the denominator of which is the number of shares of Common Stock of the Buyer on a fully diluted basis.

7.2  Demand Registration Rights.

          (a) Right to Demand. At any time after 24 months following the Closing Date, at least 60% of the Securityholders may collectively make a written request to the Buyer for registration with the Securities and Exchange Commission under and in accordance with the provisions of the Act of all or part of their Registrable Securities (a "Demand Registration"). Within 10 days after receipt of such request, the Buyer will serve written notice (the "Buyer's Notice") of such registration request to all other Securityholders notifying such holders of the Demand Registration and stating that any Securityholder who wishes to be included in such registration shall notify the Buyer within 15 days of the date of the Buyer's Notice (the "Inclusion Deadline"). Any Securityholder who does not so notify the Buyer by the Inclusion Deadline forfeits his right to have his Registrable Securities included in the registration. All requests of the Securityholders pursuant to this Section shall specify the aggregate number of Registrable Securities to be registered and shall also specify the intended methods of disposition thereof.

          Within 15 days after the Inclusion Deadline, the Buyer will advise the Securityholders who made the Demand Registration and any other Securityholder who notified the Buyer of his desire to be included in the registration by the Inclusion Deadline (the "Selling Securityholders") whether, in the reasonable judgment of the Board of Directors of the Buyer (after consultation with an investment banker or advisor of nationally recognized standing), (i) the Company has sufficient working capital, together with projected cash flow (x) to pay for the costs associated with the registration and offering of the Registrable Securities to be registered, (y) to satisfy its current liabilities and liabilities expected to arise over the next 18 months as such liabilities become due, and (z) to provide a sufficient reserve for extraordinary expenses reasonably anticipated, and (ii) there is a reasonable likelihood of completing a successful public offering of such securities within the next 12 months taking into account the financial condition of the Buyer, the market for securities existing at the time and in the foreseeable future, and the amount of Registrable Securities to be registered pursuant to this
     Section 7.2(a).

          If the Board of Directors of the Buyer, in its reasonable judgment, determines to proceed with the registration, the Buyer shall include in such registration all Registrable Securities of the Selling Securityholders as to which the Buyer has received written requests for inclusion and shall promptly proceed to register such securities. The Securityholders shall have the right to make two Demand Registrations pursuant to this Section 7.2. The Buyer shall be deemed to have satisfied its obligations with respect to a Demand Registration under this Section 7.2(a) only when the registration statement has been declared effective.

          (b) Selection of Underwriters. If any Demand Registration is an underwritten offering, the Selling Stockholders will collectively select a managing underwriter or underwriters of recognized national standing to administer the offering, which shall be reasonably satisfactory to the Buyer.

7.3  Restrictions on Public Sale.

          (a) Public Sale by Holders of Registrable Securities. Each Securityholder, if requested by the managing underwriter or underwriters for any underwritten Piggyback or Demand Registration in which such Securityholder is not participating or by the Securityholders holding a majority of the Registrable Securities being registered in a Demand Registration in which such Securityholder is not participating and which is not being underwritten, agrees not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Act, during the five business days prior to, and during the 90-day period (or such shorter period as may be agreed to by the parties hereto) beginning on, the effective date of such Piggyback or Demand Registration (except as part of such Piggyback or Demand Registration) or such earlier time as all the shares of CompuDyne Common Stock included in such registration statement have been disposed of pursuant thereto.

          (b) Public Sale by the Buyer and Others. If requested by the managing underwriter or underwriters for any underwritten Piggyback or Demand Registration or by the Securityholders holding a majority of the Registrable Securities being registered in a Demand Registration which is not being underwritten, the Buyer will (i) not effect any public sale or distribution of CompuDyne Common Stock for its own account (or securities convertible into or exchangeable or exercisable for CompuDyne Common Stock) during the 10 business days prior to, and during the 90-day period beginning on, the effective date of such Piggyback or Demand Registration (except as part of such registration or pursuant to registrations on Forms S-4, S-8, or any successor form to such forms) and with respect to any Demand Registration the Buyer will not effect any such sale or distribution during the period commencing on the date of filing such Demand Registration and ending on the sixtieth day following the effective date of such Demand Registration, and (ii) use reasonable efforts to cause each other holder of CompuDyne Common Stock (or securities convertible into or exchangeable or exercisable for CompuDyne Common Stock) purchased from the Buyer at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such Piggyback or Demand Registration, if otherwise permitted).

7.4 Registration Expenses. All of the costs and expenses of each Registration hereunder will be borne by the Buyer, including the fees and expenses of the counsel and accountants for the Buyer (including the expenses of any "cold comfort" letters required by or incident to such performance), and all other costs and expenses of the Buyer incident to the preparation, printing and filing under the Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of any preliminary Prospectus and the Prospectus including therein, and the costs and expenses incurred by the Buyer in connection with the qualification of the Registrable Securities under the state securities or "blue-sky" laws of various jurisdictions as agreed to by Buyer, which agreement to such choice of jurisdictions shall not be unreasonably withheld; provided, that, the Buyer shall not bear costs and expenses of any Securityholders comprising underwriters commissions, brokerage fees, transfer taxes, or the fees and expenses of any counsel (including counsel for the underwriters), accountants or other representatives retained by any Securityholder and provided, further, that the Buyer shall not be required to purchase insurance in lieu of indemnification.

7.5 Rule 144. The Buyer agrees that at all times after the Closing Date, it will use its best efforts to file in a timely manner all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). At any time and upon request of a Securityholder, the Buyer will furnish such Securityholder and others with such information as may be necessary to enable the Securityholder to effect sales of CompuDyne Common Stock pursuant to Rule 144 under the Act. Notwithstanding the foregoing, the Buyer may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to
     Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

7.6 Other Registration Rights. Subject to the proviso below, the Buyer will not grant any person any demand or piggyback registration rights with respect to CompuDyne Common Stock (or securities convertible into or exchangeable or exercisable for CompuDyne Common Stock) other than (a) piggyback rights, substantially the same as those contained herein, granted to officers, directors, consultants or employees of the Buyer or its subsidiaries who acquire CompuDyne Common Stock (b) piggyback registration rights ("new piggyback rights") that would be consistent with the terms of this Article VII and which would provide that the Securityholders have a piggyback right upon the exercise of such new piggyback rights and shall be included in such registration statement before the inclusion of any shares pursuant to the exercise of the new rights and (c) demand registration rights ("new demand rights") that may not be exercised until at least 90 days after the right to a Demand Registration initially becomes exercisable pursuant to paragraph 7.2(a) above and which provide that the Securityholders have a piggyback right upon the exercise of such new demand rights; provided, however, that to the extent that the Buyer grants to any person registration rights with respect to any shares of CompuDyne Common Stock of the Buyer having provisions more favorable to the holders thereof than the provisions contained in this Agreement, the Buyer will confer comparable rights to the holders of Registrable Securities in this Agreement, but only while this Agreement remains in effect. The Buyer will not grant any registration rights that would permit any person (including the Buyer) the right to piggyback on any Demand Registration.

7.7 Definition. "Registrable Securities" means the shares of CompuDyne Common Stock issuable upon conversion of the Preference Stock, and the Notes, as more fully described in Exhibits 1.2 and 5.5 attached hereto; provided, however, that any share of CompuDyne Common Stock that (i) has been effectively registered under the Act and disposed of in accordance with the registration statement covering it or (ii) has been sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Act shall not be a Registrable Security.


7.8 Other. The Buyer will follow the registration Procedures customarily followed in this type of transaction and will enter into underwriting, indemnity and other documents customarily required in this type of transaction. The Securityholders agree to cooperate with the Buyer in connection with the preparation and filing of the registration statement and accompanying prospectus.


                                ARTICLE VIII

                         TERMINATION AND ABANDONMENT

8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by mutual consent of the Sellers and the Boards of Directors of Buyer and the Company; or by either (i) Buyer if any of the conditions set forth in Article V have not been satisfied or performed on or before September 30, 1995; or (ii) the Company and the Sellers if any of the conditions set forth in Article VI have not been satisfied or performed on or before September 30, 1995.

8.2 Procedure and Effect of Termination. In the event of termination and abandonment by Buyer, the Company or Sellers or any of them pursuant to
     Section 8.1, written notice thereof shall forthwith be given to the other and this Agreement shall terminate and be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

          (a) Upon request therefor, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

          (b) No party hereto shall have any liability or further obligation to any other party to this Agreement except as stated in this Section 8.2 and in Sections 4.2(b), 4.3 and 4.6.


                                 ARTICLE IX

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

9.1 Survival of Representations and Warranties; Covenants. All representations and warranties contained herein and the covenants contained in Sections 4.2, 4.3, 4.6 and 4.8 and Article VII hereof shall survive the purchase of the MASI Shares for a period ending one year from the date of this Agreement.

9.2  Indemnification.

          (a) Subject to the conditions and limitations of this Article IX, each Seller, severally based upon the percentage of Preference Stock each Seller owns immediately after the Closing, agrees to indemnify and hold Buyer harmless from and against any and all damages, losses and expenses (including reasonable attorneys' fees) sustained by the Buyer ("Damages") arising out of any breach of warranty or misrepresentation contained in this Agreement or any Schedule to this Agreement made by either of them or the Company.

          (b) Subject to the conditions and limitations of this Article IX, the Buyer agrees to indemnify and hold the Company and each Seller harmless from and against any and all Damages arising out of any breach of warranty or misrepresentation contained in this Agreement or any Schedule to this Agreement made by it.

          (c)  In determining the amount of any Damages pursuant to this
     Section 9.2:

               (i) No Damages shall be deemed sustained by reason of any taxes measured by income payable by the party making a claim for indemnification (the "Indemnified Party") as a result of (A) the inclusion in income of any amount in one or more taxable years, if, as a result of the inclusion, the Indemnified Party is or would be entitled to exclude or to deduct from income such amount in other taxable years subsequent to the Closing Date, or (B) the disallowance of a deduction from income or a credit against taxes of any amount in one or more taxable years, if, as a result of such disallowance, the Indemnified Party is or would be entitled to exclude or to deduct from income or credit against taxes such amount in other taxable years subsequent to the Closing Date.

               (ii) There shall be a credit for any reduction in tax liabilities of the Indemnified Party as a result of the state of facts giving rise to any claim of damages, losses or expenses, such credit to be the amount of actual cash savings realized or to be realized by the Indemnified Party.

9.3 Conditions of Indemnification. Indemnified Party agrees to give prompt written notice to the party or parties indemnifying the Indemnified Party (the "Indemnifying Party") of any claim against the Indemnified Party which might give rise to a claim by the Indemnified Party against the Indemnifying Party under the terms of this Agreement, stating the nature and basis of such third-party claim or litigation. Indemnified Party agrees to (i) keep the Indemnifying Party fully informed, (ii) use all reasonable efforts to defend such claim or litigation with substantially the same action and steps to contest, defend, resolve, settle or compromise such claim as it would otherwise take with respect to similar claims in the ordinary course of its business and (iii) present any defense reasonably suggested by the Indemnifying Party or the Indemnifying Party's counsel. The Indemnifying Party shall have the right to be represented in such claim or proceeding by legal counsel and accountants, at its own expense. So long as there exists any right to indemnification by the Indemnifying Party, the Indemnified Party will not make any settlement of any claim or litigation which might give rise to a right to indemnification from the Indemnifying Party without the consent of the the Indemnifying Party, provided that such consent shall not be unreasonably withheld. In the event that the Indemnified Party is able to settle a claim or litigation by payment of a sum of money and the Indemnifying Party disagrees with the proposed settlement, the Indemnified Party may tender the further defense of such litigation to the Indemnifying Party, provided that the Indemnifying Party fully indemnify the Indemnified Party against the final outcome of such litigation for all damages, costs and attorneys' fees.

9.4 Limitations on Indemnification. The Indemnified Party shall be entitled to indemnification under this Article IX only to the extent that the aggregate amount of damages exceeds $50,000 (after which point the the Indemnifying Party shall be obligated to indemnify the Indemnified Party from all Damages including the first $50,000). The limit of the Indemnifying Party's liability under this Agreement for all Damages in the aggregate from any and all claims, actions, suits, liabilities, losses, damages, expenses and amounts paid in settlement shall be $1,900,000 (after which point the Indemnifying Party will have no obligation to indemnify the Indemnified Party from and against further such Damages). In no event shall Seller be liable for any Damages or any other payment under this Agreement with respect to any claim, action, suit, liability, loss, damage, or expense which has not been asserted, instituted, determined or paid within two years from the date of this Agreement.


                                  ARTICLE X

                          MISCELLANEOUS PROVISIONS

10.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto at any time prior to the Closing Date.

10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), delivered to a nationally recognized overnight delivery service, or sent by facsimile transmission answerback to the parties at the following addresses or at such other address for a party as shall be specified by like notice:


          (a)  If to Roenigk, to:

               Martin Roenigk
               26 Barton Hill
               East Hampton, CT 06424
               FAX:  203-267-1120

               If to Markowitz, to:

               Alan Markowitz
               110 Maple Hill Road
               Gladwyne, PA 19135
               FAX:  610-642-6946

               If to the Company, to:

               MicroAssembly Systems, Inc.
               120 Union Street
               Willimantic, CT 06226
               FAX: 203-456-1187

          (b)  If to Buyer, to:

               CompuDyne Corporation
               10th Floor
               90 State House Square
               Hartford, CT 06103-3720
               FAX: 203-549-2345
               Attention:  Chief Executive Officer

               With a copy to:

               Kathleen A. Maher, Esquire
               Tyler Cooper & Alcorn
               205 Church Street
               P. O. Box 1936
               New Haven, CT 06509-1910
               FAX: 203-865-7865

10.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties any rights or remedies hereunder.

10.4 Governing Law. The Agreement shall be governed by the laws of the State of Connecticut, without giving effect to the principles of conflicts of laws thereof, as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.6 Headings. Article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

10.7 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto and the documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, Buyer and the Company have caused this Agreement to be signed by their respective duly authorized officers, and each Seller has signed this Agreement, as of the date first above written.
                              COMPUDYNE CORPORATION

                              By /s/ Diane Burns
                                   Name:  Diane Burns
                                   Its Corporate Secretary



                              MICROASSEMBLY SYSTEMS, INC.



                              By /s/ Martin Roenigk
                                   Name:  Martin Roenigk
                                   Its President


                              SELLERS:



                               /s/ Martin Roenigk
                              Martin Roenigk



                               /s/ Alan Markowitz
                              Alan Markowitz



                             LIST OF SCHEDULES AND EXHIBITS

                                  Description

Schedule A     Name and Address of Seller, Number of MASI Shares Being Sold,
               Number of Preference Shares Being Obtained

Schedule 2.6   Real Property

Schedule 2.8   Patents and Trademarks

Schedule 2.10  Material Contracts

Schedule 2.11  Employment Matters

Schedule 2.13  Litigation

Schedule 3.3   Subsidiaries

Schedule 3.5   Adverse Changes

Schedule 3.6   Leasehold Interests

Schedule 3.7   Personal Property

Schedule 3.8   Patents and Trademarks

Schedule 3.10  Material Contracts

Schedule 3.11  Employment Matters

Schedule 3.12  Taxes

Schedule 3.13  Litigation

Schedule 4.1   Conduct of Business

Exhibit 1.2    Form of Convertible Preference Stock, Series D

Exhibit 4.6    Form of Suntec Asset Purchase and Sale Agreement

Exhibit 5.5    Form of Senior Convertible Promissory Note

Exhibit 6.6(a) Form of Opinion of Tyler Cooper & Alcorn

Exhibit 6.6(b) Form of Opinion of Connolly Epstein Chicco Foxman Engelmeyer &
               Ewing

Exhibit 6.8    Form of CompuDyne Options

Exhibit 6.9    Form of Corcap Options


                                 SCHEDULE A


                           Number of MicroAssembly  Number of Shares
Name and Address           Systems, Inc. Shares     of Preference
of Sellers                 Being Sold               Stock Being Acquired

Martin Roenigk
26 Barton Hill
East Hampton, CT 06424      1,248                    945,345


Alan Markowitz
110 Maple Hill Road
Gladwyne, PA 19135            416                    315,115


     TOTAL                  1,664                  1,260,460






Schedule 2.6

     Real property owned in fee simple at 120 Union Street, Willimantic, Connecticut. There are no mortgages or other liens on such property.


Schedule 2.8

     The Company has no patents.

     The Company has the following registered trademarks:

     "Stick-Screw" (U.S. registration number 1,669,135)
     "Screwstick" (U.S. registration number 815,209

     The Company has not allowed anyone to use/license these trademarks.


Schedule 2.10

     Contract to purchase heat treating furnace from L&L Furnace. Adjusted purchase price of $90,175 (plus independent engineering assistance, moving, and installation). Paid to date $49,596.25. Balance due upon satisfactory operation (55% after 10 days satisfactory operation, 45% after three months operation) of $40,578.75.

     Contract to purchase 126 Union Street, Willimantic, Connecticut for $30,000 once FNMA has removed the tenants. Deposit paid of $2,500.

     Blanket purchase orders from customers with initial balances in excess of $50,000:

          Baldor Electric          $ 90,000
          Baldor Electric            49,275
          Thompson Electronics      133,800
          Watts Regulator            62,375

     The Company has no purchase orders to vendors in excess of $50,000 each. The largest purchase order the Company has is for $43,860 with Carpenter Tech Corporation for stainless steel.

     In addition, the Company has a $100,000 working capital line with Fleet Bank. Since this carries a personal guarantee, it is expected that this will be cancelled and the funding availability will be wrapped into an expanded corporate loan facility. The Company has never drawn on this working capital line other than when the bank drew on it to automatically pay the $250 application fee. Copy of agreement has been previously provided to Buyer.


Schedule 2.11

     The Company has an "Employee Handbook" dated January 1992 (copy previously provided to Buyer). This has been amended from time to time but a revision has not been prepared.

     The Company has signed Confidentiality and Non-Compete Agreements from most salaried employees.

     The Company has no written employment contracts with employees. The Company has some understandings with individual employees, but nothing which commits the Company to continue their employment.

     The Company has a profit sharing plan for senior employees (copy of announcement letter dated May 9, 1995 previously provided to Buyer).

     The Company had a production-based bonus program for factory workers which the Company cancelled at the end of July. It is expected to be replaced (as is the profit sharing plan for salaried employees) with a general profit sharing plan for all employees.

     The Company has a Shareholders' Agreement (copy previously provided to Buyer).

     The Company has no union.

     The Company has a standard group health plan for employees with Blue Cross. The Company also provides minor amounts of Group Life Insurance.

     Vacation and related policies are covered in the Employee Handbook.


Schedule 2.13

     The Company's only litigation since acquiring the Company in March of 1991 has been with an ex-employee, Bob Wheeler. He was sued by the Company several years ago for removing company documents (customer list, engineering drawings) and attempting to compete with us using these materials. Wheeler countersued for business interference. Over a year ago we concluded that the suit was costing us more than it was worth since we no longer perceived Wheeler as a competitive threat. Papers were drafted for a settlement which involved the return of the Company's documents, but these were never executed and the suit has been dormant since. We feel the issue is moot and any competitive advantage from the documents has been largely dissipated by time and our addition of many new customers in the interim.


Schedule 4.1

     During the interim MASI replaced its Sales Manager. In connection with this, it has committed to a bonus to the new Sales Manager based on sales results.

     MASI plans to terminate its accountant and replace him with a combination of resources from CompuDyne. This may occur prior to the closing of this transaction.

Schedule 3.5

     Suntec had sales of $47,000 in July 1995 and has a continuing low level of sales in August 1995.